UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2015

City Office REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36409	98-1141883
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1075 West Georgia Street, Suite 2600, Vancouver, British Columbia,	V6E 3C9
(Address of principal executive offices)	(Zip Code)

(604) 806-3366

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with a review and assessment of the corporate governance policies of City Office REIT, Inc., a Maryland corporation (the “Corporation”), by the Corporation’s board of directors (the “Board”), the Board has approved and implemented two corporate governance initiatives that the Board believes are in the best interests of the Corporation and its stockholders.

Opt Out of, and Requirement for Stockholder Approval to Opt Into, the Classified Board Provisions of the Maryland Unsolicited Takeover Act

The Board has resolved to prohibit the Corporation from electing to be subject to Section 3-803 of Subtitle 8 of Title 3 of the Maryland General Corporation Law (the “MGCL”), which is commonly referred to as the Maryland Unsolicited Takeover Act, unless such election is first approved by the affirmative vote of at least a majority of the votes cast on the matter by stockholders of the Corporation entitled to vote generally in the election of directors. As a result, unless it obtains stockholder approval to do so in the future, the Board may not elect to cause the Corporation to be subject to Section 3-803 of the MGCL, which would provide for the mandatory classification of the Board into three classes.

The resolution adopted by the Board is set forth below:

“RESOLVED, that, pursuant to Section 3-802(c) of the MGCL, the Corporation is hereby prohibited from electing to be subject to Section 3-803 of the MGCL, unless such election is first approved by the affirmative vote of at least a majority of the votes cast on the matter by stockholders of the Corporation entitled to vote generally in the election of directors.”

The Corporation has filed Articles Supplementary, attached hereto as Exhibit 3.1.1, with the State Department of Assessments and Taxation of Maryland (the “Department”). Under the Maryland Unsolicited Takeover Act, a corporation must file articles supplementary with the Department if its board of directors adopts a resolution that prohibits the corporation from electing to be subject to any or all of the provisions of the Maryland Unsolicited Takeover Act.

The foregoing summary of the resolution adopted by the Board and the related Articles Supplementary is qualified in its entirety by reference to the text of the Articles Supplementary filed as Exhibit 3.1.1 hereto and incorporated herein by reference.

Requirement for Stockholder Approval to Opt Into the Maryland Control Share Acquisition Act

Pursuant to Article II, Section 12 of the Amended and Restated Bylaws of the Corporation, the Corporation previously had opted not to be subject to Title 3, Subtitle 7 of the MGCL, which is commonly referred to as the Maryland Control Share Acquisition Act. The Board has amended Article II, Section 12 to prohibit the amendment, alteration or repeal of Article II, Section 12 in whole or in part, unless such amendment, alteration or repeal is first approved by the affirmative vote of at least a majority of the votes cast on the matter by stockholders of the Corporation entitled to vote generally in the election of directors. As a result, unless it obtains stockholder approval to do so in the future, the Corporation may not amend, alter or repeal Article II, Section 12 to provide that the Maryland Control Share Acquisition Act will apply to the Corporation.

The foregoing summary of the changes effected by the adoption of the amendment to the Amended and Restated Bylaws of the Corporation is qualified in its entirety by reference to the First Amendment to the Amended and Restated Bylaws of the Corporation, filed as Exhibit 3.2 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

3.1.1	Articles Supplementary filed with the State Department of Assessments and Taxation of Maryland on March 24, 2015

3.2	First Amendment to the Amended and Restated Bylaws, adopted on March 19, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITY OFFICE REIT, INC.

Date: March 25, 2015	By:	/s/ James Farrar
	Name:	James Farrar
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1.1	Articles Supplementary filed with the State Department of Assessments and Taxation of Maryland on March 24, 2015

3.2	First Amendment to the Amended and Restated Bylaws, adopted on March 19, 2015